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                                                                    Exhibit 23.2


                         INDEPENDENT AUDITORS' CONSENT





We consent to the incorporation by reference in Registration Statement No. 2-91060 on Form S-8 (related to the Lee Data Corporation Savings and Investment
Plan), in Registration Statement No. 33-38924 on Form S-8 (related to the Apertus Technologies Incorporated 1990 Long-Term Incentive Plan), in Registration Statement No. 33-50648 on Form S-8 (related to the Apertus Technologies Incorporated Stock Acquisition Loan Assistance Program), in Registration Statement No. 33-77176 on Form S-8 (related to the Apertus Technologies Incorporated Stock Acquisition Loan Assistance Program) and in Registration Statement No. 33-88884 on Form S-8 (related to the Apertus Technologies Incorporated 1990 Long-Term Incentive Plan) of our report (on the consolidated financial statement of BlueLine Software, Inc. as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31,
1994) dated April 6, 1995, except for the third paragraph of Note 3, Notes 4 and 13, as to which the date is June 22, 1995 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the uncertainty concerning the Company's ability to continue as a going concern) appearing in the Form 8-K of Apertus Technologies Incorporated.



                                             /s/ Deloitte & Touche LLP


Minneapolis, Minnesota
July 17, 1995